                               SUBLEASE AGREEMENT

                                     BETWEEN

                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION,
                       a Delaware corporation, as Landlord

                                       and

          METRO TRAFFIC CONTROL, INC. a Maryland corporation, as Tenant

                               SUBLEASE AGREEMENT

                                     BETWEEN

                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION,
                       a Delaware corporation, as Landlord

                                       and

         METRO TRAFFIC CONTROL, INC., a Maryland corporation, as Tenant

                                TABLE OF CONTENTS

                                                                        Page No.

ARTICLE I                (Definitions) ........................................1

     Section 1.01        Certain Definitions ..................................1
     Section 1.02        Prime Lease Definitions ..............................4

ARTICLE II               (Premises) ...........................................4

     Section 2.01        Demise ...............................................4
     Section 2.02        Prime Lease ..........................................6
     Section 2.03        Condition of Demised Premises ........................6
     Section 2.04        Disclaimer of Warranties .............................6
     Section 2.05        Inapplicability of Deceptive Trade Practices Act .....7

ARTICLE III              (Term) ...............................................8

     Section 3.01        Term .................................................8
     Section 3.02        Tenant's Additional Space ............................8
     Section 3.03        Tenant's Right of First Refusal to Lease
                         Other Space .........................................10
     Section 3.04        Extension Option ....................................13


                                       (i)

ARTICLE IV               (Leasehold Improvements) ............................15

     Section 4.01        Landlord' s Obligations .............................15
     Section 4.02        Tenant's Leasehold Improvements; Improvement
                         Allowance ...........................................17

ARTICLE V                (Basic Rent and Additional Rent) ....................20

     Section 5.01        Basic Rent ..........................................20
     Section 5.02        Calculation of NRA ..................................21
     Section 5.03        Manner of Payment ...................................21
     Section 5.04        Operating Expenses ..................................22
     Section 5.05        Interest on Past Due Sums ...........................25

ARTICLE VI               (Utilities and Services) ............................25

     Section 6.01        Services to be Provided by Prime Landlord ...........25
     Section 6.02        Electricity Capacity; Separate. Metering ............25
     Section 6.03        Interruption of Services ............................27
     Section 6.04        Costs of Special Leasehold Improvements
                         After Commencement of Term ..........................28
     Section 6.05        Building Directory and Signage ......................28
     Section 6.06        Visitor Security ....................................29

ARTICLE VII              (Garage Parking Spaces) .............................29

    Section 7.01         Garage Parking Spaces ...............................29
    Section 7.02         Parking Rent ........................................30
    Section 7.03         Visitor Parking .....................................31

ARTICLE VIII             (Use) ...............................................31


                                      (ii)

     Section 8.01        Office Use ..........................................31

ARTICLE IX               (Repairs and Maintenance) ...........................31

     Section 9.01        Landlord Maintenance ................................31
     Section 9.02        Tenant Maintenance ..................................32
     Section 9.03        Damage Provisions ...................................33

ARTICLE X                (Fire or Other Casualty) ............................33

     Section 10.01       Casualty Damage .....................................33
     Section 10.02       Waiver of Subrogation ...............................34
     Section 10.03       Tenant Insurance ....................................35

ARTICLE XI               (Alterations and Fixtures) ..........................35

     Section 11.01       Alterations by Tenant ...............................35
     Section 11.02       Trade Fixtures ......................................37
     Section 11.03       Fixtures ............................................38

ARTICLE XII              (Indemnity and Liability) ...........................38

     Section 12.01       Indemnity; Tenant Insurance .........................39
     Section 12.02       Landlord Indemnity ..................................39

ARTICLE XIII             (Eminent Domain) ....................................40

     Section 13.01       Taking ..............................................40
     Section 13.02       Award ...............................................41
     Section 13.03       Voluntary Dedication ................................41

ARTICLE XIV              (Remedies and Defaults) .............................42

     Section 14.01       Tenant Default; Landlord Remedies ...................42


                                      (iii)

ARTICLE XV               (Bankruptcy) ........................................45

     Section 15.01       Bankruptcy of Tenant ................................45
ARTICLE XVI              (Compliance with Laws; Compliance with Prime
                         Lease) ..............................................46

     Section 16.01       Compliance with Laws ................................46
     Section 16.02       Compliance with Prime Lease .........................46

ARTICLE XVII             (Assignment and Subletting) .........................47

     Section 17.01       Assignment and Subletting ...........................47

ARTICLE XVIII            (Landlord's Access) .................................48

     Section 18.01       Landlord Access .....................................48

ARTICLE XIX              (Quiet Enjoyment) ...................................49

     Section 19.01       Landlord Covenant of Quiet Enjoyment ................49

ARTICLE XX               (Non-Waiver) ........................................49

     Section 20.01       No Waiver ...........................................49

ARTICLE XXI              (Holding Over) ......................................49

     Section 21.01       Hold Over by Tenant .................................49

ARTICLE XXII             (Notices) ...........................................50

     Section 22.01       Notices; Addresses ..................................50

ARTICLE XXIII            (Partial Invalidity) ................................51

     Section 23.01       Severability ........................................51

ARTICLE XXIV             (Landlord Transfers) ................................52

     Section 24.01       Limitation of Liability .............................52
     Section 24.02       Agreements Binding during Ownership .................52


                                      (iv)

ARTICLE XXV              (Arbitration) .......................................53

     Section 25.01       Arbitration .........................................53

ARTICLE XXVI             (Miscellaneous) .....................................55

     Section 26.01       Estoppel Certificates ...............................55
     Section 26.02       Microwave Receivers .................................55
     Section 26.03       Miscellaneous .......................................55

EXHIBIT A                [Floor Plan Drawing of the Demised Premises]
EXHIBIT B                [Floor Plan Drawing of Johnson & Higgins Expansion
                         Space]
EXHIBIT C                [Location of Reserved/Assigned Parking Spaces]
EXHIBIT D                [Tenant's Removable Fixtures]


                                       (v)

THE STATE OF TEXAS       ss.
                         ss.
COUNTY OF HARRIS         ss.


     THIS SUBLEASE AGREEMENT dated January 5, 1996 (hereinafter called this "Lease"), made and entered into by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation (hereinafter called "Landlord") and METRO TRAFFIC CONTROL, INC., a Maryland corporation (hereinafter called "Tenant").

                                   WITNESSETH:

                                    ARTICLE I

                                 (Definitions)

     Section 1.01 Certain Definitions. Landlord and Tenant agree that the respective terms as used herein shall, unless context otherwise requires, have the following meanings:

     "Auxiliary. Garage" shall refer to any parking garage designated by Landlord located in the Galleria shopping center complex in Houston, Texas.

     "Building" shall refer to the office building (inclusive of all the bridge at the second level connecting the office building with the Garage) on the Project Site, all as more fully defined and described in the Prime Lease.

     "Demised Premises" shall refer to approximately 22,606 square feet of Net Rentable Area located on Floor 40 and approximately 5,610 square feet of Net Rentable Area located on Floor 39 in the Building as more particularly shown on Exhibit attached hereto, the Additional Space (as defined in Section 3.02) and any Expansion Space which becomes a part of the Demised Premises pursuant to Section 3.03.

     "Garage" shall refer to the multi-level parking facility on the Project Site, all as more fully defined and described in the Prime Lease.

     "Lease Year" shall mean each successive twelve (12) month period during the term of this Lease with the first Lease Year commencing on the Commencement Date and ending on December 31, 1996; provided, however, the final Lease Year shall commence on January 1, 2004 and end on the Expiration Date.

     "Net Rentable Area" shall have the same meaning as "Net Rentable Area" in the Prime Lease.

     "Person" shall refer to an individual, partnership, corporation, trust, unincorporated association or other entity.

     "Prime Landlord" shall refer to Transco Tower Limited, a Texas limited partnership, the current owner of the landlord' s interest in the Prime Lease, its successors and assigns.

     "Prime Lease" shall refer to that certain Lease Agreement dated October 5, 1981 by and between Post Oak/Alabama Partnership, a Texas general partnership, as the landlord, and Transcontinental Gas Pipe Line Corporation, a Delaware corporation, as the tenant, as amended by First Amendment to Lease Agreement dated December 29, 1981, Lease Amendment and Consent to License dated October 10, 1983, Third Amendment to Lease Agreement dated September 13, 1984, Fourth Amendment to Lease Agreement dated October 1, 1985, Fifth Amendment to Lease Agreement dated January 1, 1986, Sixth Amendment to the Lease dated April 22, 1986, and Seventh

Amendment to the Lease dated April 1, 1987, each such Amendment having been executed by Prime Landlord, as the landlord, and Transcontinental Gas Pipe Line Corporation, as the tenant.

     "Prime Rate" shall refer to the rate as announced from time to time by Texas Commerce Bank National Association, Houston, Texas, as its "prime rate", and thereafter entered as such in the minutes of its Loan and Discount Committee.

     "Project" shall refer to the Project Site, together with the Building, the Garage and other improvements now or hereafter erected thereon.

     "Project Site" shall refer to the tract of land described in Exhibit B to the Prime Lease.

     "Special Leasehold Improvements" shall refer to any of Tenant' s Leasehold Improvements (as defined in Article IV) or other leasehold improvements within the Demised Premises which are deemed by Prime Landlord to be "Special Leasehold Improvements" under the terms of the Prime Lease.

     "Tenant's Garage Share" shall mean a fraction, the numerator of which is the number of parking spaces leased by Tenant from time to time pursuant to
Section 7.01 of this Lease and the denominator of which is the total number of parking spaces in the Garage.

     "Tenant's Share" shall mean a fraction, the numerator of which is the number of square feet of Net Rentable Area in the Demised Premises and the denominator of which is the greater of (i) 97% of the Net Rentable Area in the Building or (ii) the percentage of the Net Rentable Area in the Building which is occupied or under leases on which rentals are currently accruing during at least one-half of the calendar year or portion thereof involved.

     "TGPL Parking Area" shall refer to the "Tenant Parking Area" as defined and described in the Prime Lease.

     Section 1.02 Prime Lease Definitions. Terms used herein which are defined in the Prime Lease, unless otherwise defined herein or unless the context otherwise requires, shall have the meaning ascribed to them in the Prime Lease and such terms are incorporated herein by reference.

                                   ARTICLE II

                                   (Premises)

     Section 2.01 Demise. Landlord sublets and subleases to Tenant, and Tenant hereby subleases from the Landlord all the Demised Premises. In conjunction with the subleasing of the Demised Premises, during the term of this Lease, Tenant shall have the following rights:

          (a) to the extent Landlord has such right under the Prime Lease and such right is transferable, the non-exclusive right to use the helicopter pad on the Building;

          (b) the right to use the parking spaces in the TGPL Parking Area leased to Tenant pursuant to Section 7.01 hereof;

          (c) to the extent permitted in the Prime Lease, the right in and to the easements and rights to use the Skybridges, the Driveways and the Park Area, which respective easements and rights shall be non-exclusive and in common with others as provided in and subject to the terms of the Prime Lease and the agreements referred to therein; and

          (d) subject to the terms of the following paragraph, the non-exclusive right (in common with Landlord's employees and all other Persons to whom Landlord grants a right of use) of (i) employees of Tenant to use Landlord's cafeteria, dining rooms (including executive dining rooms), lounges and meeting rooms located on Floor 5 of the Building and Landlord's 200-seat auditorium located on Floor 2 of the Building and (ii) those employees of Tenant that are issued membership cards as provided below to use Landlord's health club facility located on floor 5 of the Building.

     The non-exclusive rights of Tenant's employees pursuant to subparagraph (c) are subject to the following:

          (1) Landlord shall have the right to establish and enforce rules and regulations regarding the use of such facilities including, without limitation, the nature of the use of such facilities and the times at which such facilities are available for use.

          (2) Use of Landlord's meeting rooms and auditorium shall be on an "as available" basis and must be reserved in advance in accordance with Landlord's reservation policies.

          (3) Landlord shall have the right to cease the operation of any or all of such facilities and in such event, the rights of Tenant and its employees with respect to such facilities shall terminate without affecting the Basic Rent or any other obligations of Tenant hereunder.

          (4) In the event Landlord is required by the Federal Energy Regulatory Commission or any other governmental agency to impose a fee or charge to third parties for use of any or all of such facilities and Landlord charges such fee to any third party subtenants of Landlord, as a condition precedent to Tenant's use of such facilities, Tenant shall pay a fee or charge for the use of such facilities in an amount established by Landlord as the standard rate for all third party users.

          (5) As a condition to use of such facilities, Landlord may require execution of an instrument by any Person using such facilities releasing Landlord from any and all liability associated with the use of such facility by such Person.

          (6) With respect to Tenant's rights pursuant to subparagraph (c)(ii) above, Landlord shall issue a membership card to all employees of Tenant designated by Tenant permitting access to and use of such health club facility. Such cards shall be non-transferable and may be used only by the Person to whom such card is issued.

     Section 2.02 Prime Lease. This Lease is a sublease and is therefore subject and subordinate to the terms of the Prime Lease. In that connection, Tenant represents that it has been provided a copy of the Prime Lease (redacted to exclude the rental mounts therein) and represents that it has read and is familiar with the terms and provisions of the Prime Lease (except for the excluded rental mount provisions). Landlord shall not agree to any amendment of the Prime Lease if such amendment would materially adversely affect Tenant' s interest in the Demised Premises without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed. Landlord represents to Tenant that Landlord has the full right, power and authority to enter into this Lease and that Landlord will use good faith efforts to obtain, within thirty (30) days from the date hereof, all consents required to this Lease.

     Section 2.03 Condition of Demised Premises. Tenant acknowledges and agrees that Tenant has inspected the Demised Premises and agrees to accept the Demised Premises in its present condition, "as is" and "with all faults" except as otherwise provided in Article IV hereof.

     Section 2.04 Disclaimer of Warranties. Tenant acknowledges that neither Landlord nor Prime Landlord has made any warranties to Tenant with respect to the quality of construction of any leasehold improvements or tenant finish within the Demised Premises or as to the condition of the Demised Premises, either express or implied, and that Landlord expressly disclaims any implied warranty that the Demised Premises are or will be suitable for Tenant's intended commercial purposes.

     Section 2.05 Inapplicability of Deceptive Trade Practices Act. Each of Landlord and Tenant acknowledges, on its behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices - Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Consumer Code (the "DTPA"), save and except the provisions of Section 17.555 of the Texas Business and Commerce Code, is not applicable to the transaction contemplated under the terms of this Lease. Accordingly, the rights and remedies of Landlord and Tenant with respect to all acts or practices of the other, past, present or future, in connection with these transactions shall be governed by legal principles other than the DTPA. In connection with the foregoing, Tenant represents to Landlord that it is represented by legal counsel and is a business consumer (as defined in the DTPA) and that it seeks to lease the Demised Premises for commercial or business use. Landlord and Tenant each represent to the other than they have knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated hereby. Further, Landlord and Tenant each further represent to the other that they are not in a significantly disparate bargaining position in relation to one another. Tenant represents to Landlord that it has assets of $5,000,000 or more.

     Landlord and Tenant each agrees, on its own behalf and on behalf of its assigns and successors, that all of the rights and remedies under the DTPA, save and except the provisions of Section 17.555 of the Texas Business and Commerce Code, are hereby waived and released, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of the other party in connection with the transactions contemplated under this Lease, regardless of whether such acts or practices occur before or after the execution of this Lease.

                                   ARTICLE III

                                     (Term)

     Section 3.01 Term. Subject to and upon the terms and conditions set forth herein, the term of this Lease shall commence on April 1, 1996 (the "Commencement Date") and, unless sooner terminated or extended to a later date in accordance with the terms and provisions hereof, the term of this Lease shall expire on March 29, 2004 (the "Expiration Date").

     Section 3.02 Tenant's Additional Space.

     (a) Commencing on the first day of April, 1998, additional space in the Building as designated and determined in accordance with the provisions of this
Section 3.02 (the "Additional Space") shall be added to and included in the Demised Premises. The Additional Space shall consist of 5,214 square feet of Net Rentable Area on the Expansion Floor (as hereinafter defined in Section 3.03). The Additional Space shall be located adjacent to the existing Demised Premises as set forth on Exhibit A attached hereto and incorporated herein for all purposes.

     (b) In addition, Tenant shall have the right to lease all or a portion of the Additional Space prior to April 1, 1998 by delivering written notice to Landlord of Tenant's desire to commence the term of all or a portion of the Additional Space. Landlord shall then notify Tenant in writing as to the date the Additional Space, or portion thereof, will be made available to Tenant, which date shall not be later than sixty (60) days after the date Tenant desires to commence the term of the Additional Space.

     (c) The Available Date for the Additional Space (or any portion thereof) shall occur on the earlier to occur of the date specified by Landlord that the Additional Space is available as described in the immediately preceding paragraph or April 1, 1998. In either event, the term "Available Date" shall mean, with respect to the Additional Space (or any portion thereof), the date sixty (60) days after such space is delivered to Tenant in the condition specified in Section 4.01 hereof and further provided that Tenant shall be entitled to be paid an allowance for the construction of leasehold improvements in the Additional Space in an amount equal to the amount hereinafter set forth (the "Additional Improvement Allowance"). The Additional Improvement Allowance shall be equal to Sixteen and 50/100 Dollars ($16.50) per square foot of Net Rentable Area in the Additional Space if the Available Date is April 1, 1998. If the Available Date is prior to April 1, 1998, the Additional Improvement Allowance for the portion of the Additional Space leased prior to March 1, 1998 shall be increased by an amount equal to the product of $0.14 per square foot of Net Rentable Area in the Additional Space (or portion thereof) times the number of months (or portion thereof) from the Available Date until April 1, 1998, provided in no event shall the Additional Improvement Allowance exceed $20.00 per square foot of Net Rentable Area in the Additional Space. The Additional Improvement Allowance shall be paid, and the improvements in the Additional Space constructed, on the same terms and conditions as are contained in Section
4.02 with respect to the Tenant's Leasehold Improvements and the Improvement Allowance.

     (d) The Additional Space shall become a part of the Demised Premises as of the Available Date therefor, and all Basic Rent, Parking Rent and additional rent with respect thereto shall commence (and thereupon become a part of the Basic Rent, Parking Rent and additional rent). The Additional Space shall be governed by the same terms and conditions of this Lease as applicable to the remainder of the Demised Premises, except that (1) the Basic Rent Rate for such Additional Space to be used for purposes of calculating the Basic Rent pursuant to Section 5.01 hereof shall be at the Rate set forth below, (2) the term of this Lease as to the Additional Space shall commence as above provided and shall continue for the balance of the Term of this Lease, and (3) except for the Additional Improvement Allowance, in no event shall any rental credit, allowance or other concession provided for in this Lease be applicable to the leasing of the Additional Space. Landlord and Tenant agree to execute an amendment to this Lease evidencing the leasing of such Additional Space and the exact Net Rentable Area contained in the Additional Space.

     (e) If the Available Date is April 1, 1998, then the Basic Rent for the Additional Space shall be as follows:

     Lease Year(s)                 Annual Basic Rent
     -------------                 -----------------
     Three (3)                     $6.05 per square foot of Net Rentable Area

     Four (4) through Six (6)      $7.05 per square foot of Net Rentable Area

     Seven (7) through Last        $8.05 per square foot of Net Rentable Area
     Lease Year

     If the Available Date is prior to April 1, 1998, then the annual Basic Rent shall be $6.05 per square foot of Net Rentable Area of Additional Space.

     (f) Notwithstanding anything to the contrary set forth in this Section 3.02, the Additional Space shall not, at Landlord's option, be leased to Tenant if, as of the Available Date, there exists an Event of Default by Tenant under this Lease.

     Section 3.03 Tenant's Right of First Refusal to Lease Other Space. Subject to the further provisions of this Lease and to the currently existing expansion rights of Johnson & Higgins of

Texas, Inc., Tenant is hereby granted the right of first refusal (the "Expansion Right") to expand the Demised Premises and to include and sublease space on the Expansion Floor (hereinafter defined) subject to and in accordance with the terms of this Section 3.03. Landlord represents and warrants that the only currently existing expansion rights of Johnson & Higgins of Texas, Inc. apply only to the space outlined on Exhibit B attached hereto and incorporated herein for all purposes. For purposes hereof, the following terms shall have the following definitions:

          "Expansion Floor" shall mean the thirty-ninth (39th) floor of the Building save and except the portion of the 39th floor to which Johnson & Higgins of Texas, Inc. has a currently existing expansion option (the "J&H Expansion Space"); provided, however, at such time as Johnson & Higgins of Texas, Inc. no longer has any expansion rights with respect to the J&H Expansion Space, the J&H Expansion Space shall become part of the Expansion Floor as such term is used in this Lease.

          "Offer" shall mean an offer or proposal by a third party (a "Prospective Subtenant") to sublease all or any portion of the Expansion Floor, which offer or proposal may be in the form of a letter of intent, written proposal, lease agreement or other binding or non-binding agreement evidencing the agreement or intent of a Prospective Subtenant to sublease all or a portion of the Expansion Floor.

     In the event Landlord receives an Offer which Landlord desires to accept, Landlord shall give written notice (the "Expansion Space Notice") to Tenant of the Basic Terms of the Offer. The "Basic Terms" shall include (i) all appropriate information regarding the portion of the Expansion Floor which is the subject of such Offer (the "Offered Space"), including the area, floor plan and condition thereof, (ii) the term of the sublease contemplated by the Offer and the commencement and expiration dates thereof, (iii) the annual basic rent, tenant's share of operating expenses, parking rent and other rental amounts to be paid pursuant to the sublease contemplated by the Offer, (iv) any rental abatements, improvement allowances, relocation allowances and other tenant inducements contemplated by the Offer, (v) all renewal options and expansion rights contemplated by the Offer, and (vi) all other pertinent terms and conditions contained in the Offer which would normally be contained in a letter of intent or proposal letter; provided, however, Landlord shall not be obligated to include in the Expansion Space Notice the identity of the Prospective Subtenant or any guarantor of the Prospective Subtenant's obligations. Landlord shall provide Tenant with sufficient evidence of the Offer to allow Tenant to confirm the validity of the Offer, in its reasonable discretion.

     Tenant shall have a period of ten (10) business days after receipt of the Expansion Space Notice in which to exercise by written notice (the "Expansion Exercise Notice") its Expansion Right to sublease all (but not less than all) of the Offered Space on the terms and conditions set forth in the Expansion Space Notice. If Tenant fails to deliver the Expansion Exercise Notice exercising its Expansion Right within such ten (10) business days, it shall be conclusively deemed that Tenant has elected not to exercise its Expansion Right only as to that particular Offer. Tenant's Expansion Right pursuant to this Section 3.03 shall continue, subject only to any lease entered into by Landlord and the Prospective Subtenant pursuant to the terms of the Offer. Upon the termination of any such lease, the space covered thereby shall again become subject to the Expansion Right.

     If Tenant timely gives the Expansion Exercise Notice, Tenant shall be deemed to have elected to sublease the Offered Space on the terms and conditions set out in the Expansion Space Notice. In such event, Landlord and Tenant shall enter into an amendment to this Lease evidencing the sublease by Tenant of the Offered Space and the terms, covenants and conditions thereof as herein set out.

     Tenant' s Expansion Right shall be subject to the rights of tenants under leases of space on the Expansion Floor including, without limitation, renewal and extension options, expansion options, and rights of first refusal contained in such existing leases.

     Section 3.04 Extension Option. The "Prime Lease Renewal Option" shall mean the right and option by Landlord to renew and extend the term of the Prime Lease for the five (5) year period after the expiration of the initial term of the Prime Lease in accordance with the terms of Section 24.01 of the Prime Lease. Provided that Landlord has exercised the Prime Lease First Renewal Option with respect to the Demised Premises and the term of the Prime Lease is actually renewed and extended for the period contemplated by the Prime Lease First Renewal Option, Tenant shall have the option (the "Extension Option") to renew this Lease and extend the term of this Lease as to all (but not less than all) of the Demised Premises for a period of five (5) years (the "Extended Term") commencing on the expiration of the initial term of this Lease. Tenant may exercise the Extension Option by written notice thereof (the "Exercise Notice") to Landlord on or before that date (the "Exercise Date") which is thirty (30) days after delivery by Landlord or Tenant of the Renewal Information (as hereinafter defined), in which event the term of this Lease shall be extended for the Extended Term on the terms and conditions set out below. If Tenant is considering exercising the Extension Option, Tenant shall notify Landlord of such interest by delivering written notice (the "Notice of Interest") to Landlord on or before the date which is twelve (12) months prior to the expiration of the initial term of this Lease. Should Tenant timely give the Notice of Interest, then Landlord shall, within thirty (30) days thereafter, deliver to Tenant a notice advising Tenant of

(i) whether landlord has exercised the Prime Lease First Renewal Option and (ii) the Prime Lease Established Market Rate for the Demised Premises (the "Renewal Information"). Tenant shall then have until the Exercise Date in which to elect to exercise the Extension Option by giving the Exercise Notice; provided, however, Tenant shall not be permitted to exercise the Extension Option if, at the time of such exercise, there exists a monetary default or uncured nonmonetary default by Tenant under the terms of this Lease. If Landlord does not exercise the Prime Lease First Renewal Option or the Prime Lease is not actually renewed and extended for the period contemplated by the Prime Lease First Renewal Option, Tenant shall not be entitled to exercise the Extension Option and this Lease shall terminate on the expiration of the initial term. If Tenant falls to timely give either the Notice of Interest or Exercise Notice, Tenant shall be deemed to have elected not to exercise the Extension Option and this Lease shall terminate on the expiration of the initial term hereof.

     In the event that Tenant exercises the Extension Option, this Lease shall continue on all of the same terms and conditions except that (a) the Basic Rent payable during the Extended Term for the Demised Premises shall be an amount equal to the amount obtained by multiplying the Prime Lease Established Market Rate times the number of square feet of Net Rentable Area in the Demised Premises, (b) the leasehold improvements shall be provided in their then existing condition as of the commencement of the Extended Term and Landlord shall have no obligation to construct or install any improvements in the Demised Premises or provide any allowance therefor, (c) in no event shall Tenant be entitled to any rental abatement, credit or concession for the rentals due and payable during the Extended Term, (d) Tenant shall pay, as additional rent hereunder, a monthly Parking Rent for each Garage Parking Space provided by Landlord hereunder in an amount equal to the then standard rate in the Garage charged by Prime Landlord for reserved or unreserved (as applicable) parking spaces, and (e) in no event shall Tenant be entitled to extend the term of this Lease beyond the Extended Term unless subsequently agreed to in writing by Landlord.

     For purposes of this Section 3.04, the term "Prime Lease Established Market Rate" shall mean the "Market Rate" (as defined in the Prime Lease) for the Demised Premises during the period covered by the Prime Lease First Renewal Option as agreed upon by Prime Landlord and Landlord or determined in accordance with he appraisal provisions of the Prime Lease, all as provided in Section 6.01 of the Prime Lease.

     In the event Tenant exercises the Extension Option, Landlord and Tenant agree to execute an amendment to this Lease evidencing the extension of the term of this Lease for the Extended Term and the terms, covenants and rentals to be paid as herein set out.

     Landlord shall not be under any obligation to Tenant to exercise the Prime Lease First Renewal Option and the election to exercise the Prime Lease First Renewal Option shall be within the sole discretion of the Landlord. Further, at the end of the initial term of the Prime Lease, Landlord may elect to execute a new lease (or renew and extend the term of the Prime Lease) covering space in the Building which may not include the Demised Premises and Landlord shall be entitled to do so and such election by Landlord shall not violate any obligation of Landlord to Tenant under this provision or elsewhere in this Sublease.

                                   ARTICLE IV

                            (Leasehold Improvements)

     Section 4.01 Landlord' s Obligations. Except as hereinafter expressly provided, Landlord shall deliver and Tenant shall accept the Demised Premises in their present condition and Landlord shall not be obligated to make any improvements or alterations thereto; provided, however, Landlord, at its expense (except as otherwise provided below), within ten (10) business days after receipt of Tenant's demolition plan for the Demised Premises, agrees to remove the following items from the Demised Premises to the extent requested to do so under Tenant's demolition plan delivered to Landlord:

          (a) Remove from the Demised Premises all furniture, carpeting and plants currently located therein;

          (b) Remove from the Demised Premises all existing demountable partitions and associated electrical and telephone wiring in such partitions. Landlord shall not be responsible for replacing any ceiling tiles damaged in connection with the removal of such partitions and associated wiring but shall stack the reusable ceiling tiles within the Demised Premises and such reusable ceiling tiles shall be available for use by Tenant in connection with the construction and installation of the Tenant's Leasehold Improvements (hereinbelow defined); and

          (c) Remove from the Demised Premises any HVAC equipment (including air handling and/or fan coil units), piping and controls not located within the Building's mechanical rooms on Floor 40 of the Building. All ductwork associated with such equipment shall not be removed by Landlord. Such HVAC equipment, piping, controls and ductwork shall be available for use by Tenant in connection with the construction and installation of the Tenant's Leasehold Improvements.

     All improvements removed by Landlord pursuant to the Tenant's demolition plan, or that remain within the Demised Premises after such demolition, shall remain the property of Landlord and all such improvements shall remain upon and be surrendered with the Demised Premises at the termination of this Sublease.

     Section 4.02 Tenant's Leasehold Improvements: Improvement Allowance. Reference is here made to the fact that Tenant intends to construct and install leasehold improvements within the Demised Premises (the "Tenant's Leasehold Improvements"). All such construction and installation work shall constitute alterations to the Demised Premises and shall be subject to the provisions of this Lease and the Prime Lease relative to the alteration of the Demised Premises including, without limitation, the provisions of Section 11.01 hereof and Section 12.01 of the Prime Lease. Accordingly, all plans and specifications for such Tenant's Leasehold Improvements must be approved by Landlord and Prime Landlord prior to the installation or construction thereof. To the extent any further consent of Landlord is required, Landlord will provide such consent, or denial thereof, within thirty (30) days after receipt of the request therefore and the information necessary to evaluate such request. The approval by Landlord or Prime Landlord of such plans and specifications shall not constitute a representation or warranty by Landlord or Prime Landlord that the plans and specifications comply with applicable building codes, ordinances or regulations. Tenant shall be solely responsible for compliance with all building codes, ordinances and regulations and shall be solely responsible for obtaining all permits, authorizations, consents and approvals to the construction and installation of Tenant's Leasehold Improvements which may be required by applicable governmental authorities.

     Subject to the approval of the Tenant's Leasehold Improvements in accordance with the applicable sections of this Lease and the Prime Lease, Landlord shall provide to Tenant an allowance (the "Improvement Allowance") in the amount of up to Five Hundred Sixty-Four Thousand Three

Hundred Twenty and No/100 Dollars ($564,320.00) for the purpose of paying Improvements Costs to be disbursed as hereinafter provided. For purposes hereof, the term "Improvements Costs" shall mean (i) all costs and fees paid to governmental authorities to obtain the appropriate authorizations to construct and complete the Tenant's Leasehold Improvements, (ii) all amounts paid to Tenant's contractors for the construction and installation of the Tenant's Leasehold Improvements including all costs for materials furnished and labor performed, and the amount of all profit, overhead and general conditions paid to such contractor, (iii) all sales, use and similar taxes associated with the construction and installation of the Tenant's Leasehold Improvements, (iv) all testing and inspection fees relating to the Tenant's Leasehold Improvements paid to governmental authorities, (v) the fees and expenses of all architects and engineers in connection with providing construction drawings and designing the Tenant's Leasehold Improvements and inspection thereof during the construction and installation process, (vi) all expenses of relocating Tenant, including moving Tenant' s furniture and fixtures into the Demised Premises upon completion of the Tenant's Leasehold Improvements, (vii) all costs associated with installing all voice and data cabling (a) within the Demised Premises and
(b) from Tenant's telephone switch or telephone equipment room located within the Demised Premises to the telephone demarcation room located on Basement Level B-l, (viii) all costs associated with relocating any demountable partitions (and associated electrical and telephone wiring) or costs associated with removing, replacing or relocating all existing ceiling tile, light fixtures, sprinkler heads, HVAC, electrical and plumbing improvements, and (ix) all costs associated with relocating the HVAC equipment, piping controls and ductwork described in
Section 4.01(c) above.


                                      -l8-

     Landlord shall advance portions of the Improvement Allowance as the Tenant's Leasehold Improvements are constructed and the Improvements Costs related thereto are incurred by Tenant but only after Tenant shall have submitted a Request for Advance which shall (i) itemize all work performed through the date of the Request for Advance and (ii) contain a certification by Tenant and its architect that all work for which an advance of the Improvement Allowance is requested has been satisfactorily performed in accordance with the plans and specifications approved by Landlord and Prime Landlord and that all costs included in the Request for Advance are valid Improvements Costs. Landlord shall not be obligated to advance portions of the Improvement Allowance unless and until the Tenant's Leasehold Improvements comply with the plans and specifications approved by Landlord and Prime Landlord, comply with all applicable building codes, ordinances and regulations and any defects in the Tenant's Leasehold Improvements have been corrected to the satisfaction of Landlord and Prime Landlord.

     For each advance of Improvements Costs made to Tenant hereunder, Landlord, at its option, may retain a sum equal to ten percent (10%) thereof so that, for a period of thirty days after completion of Tenant's Leasehold Improvements, Landlord shall have in its possession a sum equal to ten percent (10%) of the cost of such Tenant' s Leasehold Improvements.

     In no event shall Landlord be obligated to disburse to Tenant in respect of such Improvements Costs an amount exceeding the Improvement Allowance. In the event the Improvements Costs exceed the Improvement Allowance, Tenant shall be solely responsible for such excess. The proceeds of the Improvement Allowance shall be used by Tenant solely to pay Improvements Costs and upon request by Landlord from time to time, Tenant shall provide to Landlord reasonable supporting evidence that the proceeds of the Improvement Allowance have been expended by Tenant for Improvements Costs. Any portion of the Improvement Allowance not expended for Improvements Costs shall be applied to the payment of Basic Rent due under this Lease.

                                    ARTICLE V

                        (Basic Rent and Additional Rent)

     Section 5.01 Basic Rent. Notwithstanding any provision herein to the contrary, it is specifically agreed and understood that Tenant shall not be obligated to pay (and shall not accrue any obligation to pay) any Basic Rent, Actual Operating Expenses or Management Fees (defined below) during the period of time commencing on the Commencement Date and ending on July 31, 1996 (the "Rental Abatement Period"). The foregoing sentence shall not affect Tenant's obligation to pay Tenant's Share of any other sums (other than Basic Rent, Actual Operating Expenses or Management Fees) due and payable hereunder by Tenant. After the Rental Abatement Period, as "Basic Rent" for this Lease and use of the Demised Premises, Tenant covenants and agrees to pay Landlord at its offices in Houston, Harris County, Texas, or such other address in Houston, Harris County, Texas, as Landlord may from time to time designate in writing, payable in advance in equal monthly installments, on the first day of each full calendar month commencing on August 1, 1996 in legal tender for the payment of public and private debts, without set-off or deduction except as specifically provided in this Lease, an amount for each Lease Year equal to the following:

          Lease Year                  Annual Basic Rent     Monthly Basic Rent
          ----------                  -----------------     ------------------
     One (1) through Three (3)           $170,706.80            $ 14,225.57
     Four (4) through Six (6)            $198,922.80            $ 16,576.90
     Seven (7) through Last              $227,138.80            $ 18,928.23
     Lease Year

It is the agreement and intention of Landlord and Tenant that all Basic Rent herein provided to be paid by Tenant during the term hereof and any extensions or renewals shall be absolutely net to Landlord of all Actual Operating Expenses.

     Section 5.02 Calculation of NRA. The Basic Rent has been established based on 28,216 square feet of Net Rentable Area in the Demised Premises. Landlord and Tenant have agreed to the foregoing square footage specification for purposes of calculating the Basic Rent, regardless of whether the same should be more or less as a result of minor variations resulting from measurement of the Demised Premises or actual construction and completion of leasehold improvements for occupancy or otherwise.

     Section 5.03 Manner of Payment. All payments of Basic Rent and Parking Rent (defined below) and other amounts becoming due and payable from Tenant to Landlord under and in connection with this Lease may be made (and shall be deemed to have been timely and properly made) by delivering or mailing to Landlord or Landlord's assignee at the then applicable address provided for herein Tenant's check or draft in the amount of such payment, on or before the due date thereof under the term of this Lease; provided that if such check or draft shall not be paid and honored upon the presentation thereof duly endorsed and in due course the delivery or mailing of such check or draft shall not constitute payment by Tenant hereunder, and that acceptance of any such check or draft by Landlord or Landlord's assignee shall be subject to payment thereof upon presentation in due course.

     Section 5.04 Operating Expenses.

     (a) "Actual Operating Expenses", as that term is used herein, shall mean "Actual Operating Expenses" as defined, calculated and determined in accordance with the terms of the Prime Lease except that, for purposes hereof, the "Management Fee" which is a component of the Actual Operating Expenses shall be equal to three percent (3%) of Tenant's Basic Rent for the Demised Premises plus three percent (3%) of Tenant's Share of Computed Operating Expenses, as defined below (but excluding any amounts included therein on account of the Management
Fee).

     (b) "Tenant's Share of Forecast Operating Expenses", as that term is used herein, shall mean the Tenant's Share of Computed Operating Expenses as reasonably projected by Landlord for any calendar year (based on Prime Landlord's projection under the terms of the Prime Lease). The term "Computed Operating Expenses" shall mean, with respect to each calendar year, the Actual Operating Expenses for said year computed in accordance with the provisions of the Prime Lease, but excluding the Management Fee. The term "Tenant' s Share of Computed Operating Expenses" shall mean with respect to any calendar year, the sum of (i) the Computed Operating Expenses for such year, exclusive of the Computed Operating Expenses attributable to the Garage and the land on which the Garage is located, multiplied by Tenant' s Share, (ii) the Computed Operating Expenses for such year attributable to the Garage and the land on which the Garage is located multiplied by Tenant's Garage Share, and (iii) the Management Fee for such year. For each calendar year, the projected amount of Tenant's Share of Forecast Operating Expenses shall be presented by Landlord to Tenant within five (5) days after presentation to Landlord of the corresponding statement presented to Landlord by Prime Landlord under the terms of the Prime Lease (or for the calendar year in which the term of this Lease commences, thirty (30) days prior to the Commencement Date). Commencing on August 1, 1996 and on the first day of each full calendar month thereafter, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Share of Forecast Operating Expenses for said calendar year.

     If Tenant's Share of Computed Operating Expenses for any calendar year is greater than Tenant' s Share of Forecast Operating Expenses, Tenant shall pay to Landlord within thirty (30) days after Tenant's receipt of the annual statements referred to in (c) below the amount of such excess. However, if Tenant's Share of Computed Operating Expenses for such calendar year is less than Tenant's Share of Forecast Operating Expenses, Landlord shall credit the amount of such overpayment against the next ensuing installment(s) of Tenant's Share of Forecast Operating Expenses except that with respect to any overpayment attributable to the last Lease Year, Landlord shall pay to Tenant within thirty
(30) days after Tenant's receipt of such statement the amount of such overpayment; provided, however, to the extent Landlord receives cash from Prime Landlord for any overpayment of Operating Expenses related to the Demised Premises, Landlord shall pay such amount to Tenant (up to the amount of the overpayment) instead of crediting the amount of such overpayment as described above.

     (c) Within twenty (20) days after receipt by Landlord of the corresponding statement delivered to Landlord by Prime Landlord under the terms of the Prime Lease, Landlord shall deliver to Tenant a written statement itemized in reasonable detail showing Computed Operating Expenses for the calendar year in question. The annual statements by Landlord shall include said statement of Computed Operating Expenses and a comparison of Tenant's Share of Forecast Operating Expenses with Tenant's Share of Computed Operating Expenses.

     (d) With respect to the calendar years in which the term of this Lease commences and expires, Tenant's Share of Computed Operating Expenses referred to in this Section 5.04 shall be calculated by the following formula:

Days after August 1, 1996       Tenant's Share of        Adjusted Tenant's Share
or prior to Termination    x    Computed Operating   =     Share of Computed
- -------------------------            Expenses              Operating Expenses
       365

     (e) Subject to the express exclusion from Actual Operating Expenses hereinabove provided, but controlling over any other provision herein to the contrary, it is agreed that in the event all of the Building is not fully occupied (or leased under leases on which rentals are currently accruing) during any calendar year or in the event all of the Building is not provided with building standard services during calendar year, an adjustment shall be made in computing Tenant's Share of Forecast Operating Expenses and Actual Operating Expenses for such year so that Tenant's Share of Forecast Operating Expenses and Actual Operating Expenses shall be computed for such year as though the greater of 97% of the Building or the percentage thereof actually occupied (or leased under leases on which rentals are currently accruing) had been fully occupied (or leased under leases on which rentals are currently accruing) during such year and as though 97% of the Building or the percentage thereof actually provided with building standard services had been provided with building standard services during such year. As provided in the Prime Lease, any space in the Building rented by Gerald D. Hines Interests under lease agreement of even date with the Prime

Lease shall be considered occupied and provided with building standard services for all the period involved for the purposes of this subsection (e).

     (f) All amounts payable by Tenant to Landlord under this Section 5.04 shall constitute additional rent.

     Section 5.05 Interest on Past Due Sums. All past due rent and other sums due Landlord hereunder shall bear interest from the last day provided herein for Tenant to cure any default in timely paying such sums at the lesser of (i) the maximum lawful rate or (ii) a varying annual rate equal to the sum of the Prime Rate plus five percent (5%).

                                   ARTICLE VI

                            (Utilities and Services)

     Section 6.01 Services to be Provided by Prime Landlord. Tenant shall be entitled to all of the services to be provided to the Demised Premises by Prime Landlord under the terms of Section 7.01 of the Prime Lease and Item 15 of
Section 6.05(a) of the Prime Lease. Landlord shall not be liable or responsible for the failure of Prime Landlord to provide such services; provided, however, Landlord agrees to use due diligence to cause Prime Landlord to furnish such services in accordance with and subject to the terms of the Prime Lease.

     Section 6.02 Electricity Capacity: Separate Metering. Landlord shall provide all electrical distribution equipment, including without limitation the bus ducts, feeders, transformers and panelboards that are currently located in the Demised Premises in their current "as is" conditions (the "Electrical Equipment"). Any modifications to the Electrical Equipment deemed necessary by Tenant shall be paid from the Improvement Allowance. In the event that the final construction plans and specifications indicate (i) that the total connected high voltage (480/277v) electrical load is in excess of 2 watts per square foot of Net Rentable Area, or
(ii) the total connected low voltage (208/120v) electrical load is in excess of 4 watts per square foot of Net Rentable Area, or if there is any item of electrical equipment which singly consumes more than .5 kilowatts per hour at rated capacity or requires a voltage of more than 120 volts, single phase, then Tenant shall install a separate meter on each of the electrical panels in excess of the above described wattage and Tenant shall pay for the actual electrical use, if any, in excess of 2 watts per square foot of Net Rentable Area for high voltage, 4 watts per square foot of Net Rentable Area for low voltage and in excess of .5 kilowatts per hour at rated capacity or 120 volts, single phase (as invoiced therefor by Landlord). The extent to which Tenant's consumption of electricity (or other energy) exceeds the amount stated in the foregoing sentence (and therefore, requires the installation of a separated meter or meters) shall be conclusively determined by Prime Landlord's Electrical Engineer for the Building. If separate metering is required, such separate meter or meters shall be installed in accordance with the specifications therefor prepared by Prime Landlord's Electrical Engineer for the Building and the costs of installing such separate meter or meters, the associated wiring and cables shall be paid from the Improvement Allowance. Landlord and its agents may enter the Demised Premises from time to time in order to read such separate meters in connection with preparing an invoice to Tenant for the electrical (or other energy) costs indicated thereon.

     If Landlord is ever obligated, under the terms of Section 7.02 of the Prime Lease, to separately meter or "check" meter the premises covered by the Prime Lease, Landlord and Tenant agree that the Demised Premises shall be separately metered or "check" metered in a manner similar to the premises covered by the Prime Lease. In such event, Tenant shall pay (i) the cost of installing all separate and/or "check" meters and all associated wiring and cables, and
(ii) the cost of such separately metered or "check" metered utility service directly to the utility or public authority providing such service or to Prime Landlord, as applicable, in accordance with the terms of the Prime Lease.

     Section 6.03 Interruption of Services. Temporary failure by Prime Landlord to any extent to furnish the above referred to services, or any temporary cessation thereof, resulting from causes beyond the reasonable control of Prime Landlord shall not be construed as an eviction or constructive eviction of Tenant nor cause or result in any abatement of rent nor relieve Tenant from fulfillment of any covenant or agreement herein contained, unless and until an eviction or constructive eviction or abatement of rent or release of Landlord with respect to the Demised Premises occurs under the terms of the Prime Lease. Should any of the equipment or machinery serving the Demised Premises break down or for any cause cease to function properly, Landlord shall use reasonable diligence to cause Prime Landlord to repair the same in accordance with the terms of the Prime Lease after receipt of notice from Tenant, but Tenant shall have no claim against Landlord on account of any interruptions in service occasioned by or resulting therefrom. Notwithstanding the foregoing, in the event of a cessation in the above referred to services that prevents Tenant from being able to use the Demised Premises for the conduct of Tenant's business, in Landlord's and Tenant's reasonable judgment, and such cessation of services was not the result of an act mission of Tenant (a "Substantial Interruption"), and Landlord or Prime Landlord has not commenced, within thirty (30) days after cessation of the services causing the Substantial Interruption, and diligently pursued, repair of the services causing the Substantial Interruption and the Substantial Interruption has continued for ninety (90) consecutive days, then Tenant shall have the right to terminate this Lease and upon Landlord's receipt of written notice of termination from Tenant, this Lease shall terminate and neither party shall have any further liability hereunder except as otherwise expressly provided for herein. As long as Landlord or Prime Landlord has commenced the repair of the service causing the Substantial Interruption within the time period required above, and is diligently pursuing same, Tenant shall have no right to terminate this Lease pursuant to this Section 6.03. If a Substantial Interruption continues after seven (7) days, Tenant shall be entitled to an abatement of Basic Rent, Actual Operating Expenses or Management Fees attributable to the portion of the Demised Premises affected by the Substantial Interruption for the period commencing seven (7) days after the Substantial Interruption until repaired.

     Section 6.04 Costs of Special Leasehold Improvements After Commencement of Term. From time to time after the Commencement Date and during the term of this Lease, Tenant will pay to Landlord (in addition to all Basic Rent and other amounts payable by Tenant hereunder), in each instance within ten (10) days after receipt of reasonably itemized statements from Landlord therefor (not more frequently than once each month), all actual, direct, and unreimbursed (on account of warranty, insurance or otherwise) costs, if any, incurred by Landlord or Prime Landlord in operating, maintaining and repairing any Special Leasehold Improvements.

     Section 6.05 Building Directory and Signage. Landlord shall provide, at Landlord's cost and expense, identification in the building directory board for the name of the Tenant. In addition, Landlord shall provide, at Landlord's cost and expense, identification on the subtenant directory board located on Floor 2 of the Building for the name of the Tenant and eight (8) spaces for the names of corporate officers and/or affiliated companies of Tenant. Such identification shall be in compliance with the requirements of the Prime Lease. Any signage requested by Tenant for the

Demised Premises shall comply with the terms of the Prime Lease and shall be paid for from the Improvement Allowance.

     Section 6.06 Visitor Security. All visitors to the Demised Premises shall register with employees of the Landlord and be issued security badges on the second (2nd) floor of the Building prior to being allowed access to the elevator lobby serving the Demised Premises.

                                   ARTICLE VII

                             (Garage Parking Spaces)

     Section 7.01 Garage Parking Spaces. During the Lease term, Landlord agrees to furnish to Tenant and Tenant agrees to pay the Parking Rent (defined below) for five (5) reserved/assigned spaces and eighty (80) unreserved/unassigned spaces (the "Garage Parking Spaces") for the parking of automobiles in the TGPL Parking Area of the Garage by Tenant's employees. The location of the five (5) reserved/assigned spaces shall be as set forth on Exhibit C attached hereto. Notwithstanding anything to the contrary contained herein, Landlord shall have the option, at any time, to relocate twenty-eight (28) of the unreserved Garage Parking Spaces to any portion of the Auxiliary Garage as designated by Landlord. Should Tenant lease any additional space other than the Additional Space, additional parking spaces will be provided at the Prevailing Rate (defined below) at the same ratio of parking spaces to Net Rentable Area as is provided above.

     Landlord shall have the right to control assignment of spaces within the TGPL Parking Area, as well as access to such area by gates operated by an electronic system, or in such other manner as Landlord shall decide. Landlord agrees that it will issue parking stickers or tags, each of which will authorize parking of a car on which the sticker or tag is displayed in the TGPL Parking Area of the

Garage. Tenant covenants and agrees to use its best efforts and reasonable diligence to maintain and enforce parking within the designated areas by its employees. The driver of the car with the sticker shall have the responsibility for parking his car, and Landlord shall not be obligated to furnish personnel to perform the parking service. The driver of the car with the sticker shall have so-called "in-and-out" privileges for purposes of leaving the Garage and returning to same, at any time and from time to time, without payment of any additional fees or charges to Landlord other than the Parking Rent (defined below). Tenant and Landlord shall not be liable or responsible for any loss of or to any car or vehicle or equipment or other property therein or damage to property or equipment or other property therein or damage to property or injuries (fatal or non-fatal) to persons occurring within the Garage, unless such loss, damage or injury be proximately caused by the negligence of Tenant or Tenant's employees or representatives or Landlord or Landlord's employees or representatives, as applicable.

     Section 7.02 Parking Rent. Tenant shall pay to Landlord a monthly parking rent (the "Parking Rent") equal to (i) for the five reserved and fifty-two of the unreserved spaces:

                                                  Parking Rent for
             Lease Year                       Each Garage Parking Space
             ----------                       -------------------------

     One (1) through Three (3)                           -0-
     Four (4) through Five (5)                         $20.00
     Six (6) through Last Lease Year         The greater of $40.00 or the
                                             Prevailing Rate (defined below);

and (ii) for twenty-eight of the unreserved Garage Parking Spaces the amount of $40.00 plus applicable sales taxes for each space.

For purposes hereof, the "Prevailing Rate" shall be the rate charged by Prime Landlord for reserved/assigned and unreserved/unassigned parking spaces, as applicable, in the Garage, which rate may fluctuate from time to time. Parking Rent shall be paid in the manner provided in Section 5.03 hereof. Fifteen (15) additional unreserved parking spaces shall be provided for the Additional Space upon the same terms and conditions contained herein.

     Section 7.03 Visitor Parking. Landlord shall not be obligated to provide parking for Tenant' s invitees and visitors and the parking spaces leased to Tenant pursuant to Section 7.01 above shall not be used for such purpose. Visitor parking is available in designated portions of the Garage subject to payment of the short term parking rates from time to time applicable in the Garage.

                                  ARTICLE VIII

                                      (Use)

     Section 8.01 Office Use. Tenant shall have the right to use the Demised Premises for business office purposes and any other use consented to in writing by the Prime Landlord and for no other purpose or use without prior written consent of Landlord. For the purposes of the foregoing sentence, the term "business office purposes" shall mean business offices and also: storage space for office supplies, records, equipment and furnishings and other materials useful or convenient in connection with any other of the uses herein authorized, facilities for accounting and business machines and computers and other electronic and communications equipment used in Tenant's business, and conference room.

                                   ARTICLE IX

                            (Repairs and Maintenance)

     Section 9.01 Landlord Maintenance. Landlord shall not be required to make any repairs to or perform any maintenance to the Building, Garage or Demised Premises; provided, however,

Landlord agrees to use due diligence to cause Prime Landlord to perform its repair and maintenance obligations in accordance with and subject to the terms of the Prime Lease.

     Section 9.02 Tenant Maintenance. Tenant covenants and agrees that it will not injure the Demised Premises but will take the same care thereof which a reasonably prudent person would take of his own property, and upon termination of this Lease, Tenant will surrender and deliver up the Demised Premises to Landlord in the same condition in which they existed at the commencement of this Lease, except for ordinary wear and tear, repairs and maintenance assumed by Prime Landlord under the terms of the Prime Lease, and damage arising from fire, casualty, Act of God or unavoidable accident. Tenant agrees, at its sole cost and expense, to repair or replace any part of the Building or Garage damaged as a proximate result of negligent or wrongful acts or omissions of Tenant or Tenant's agents, employees, or representatives or Tenant's sublessees; provided, however, that if Tenant should fail or refuse to make such repairs or replacements with reasonable promptness after written notice from Landlord or Prime Landlord (having due regard to the nature of the required repairs or replacements and the effect of delay in making same and the appearance of the Building or danger of injury to or interferences with other tenants and occupants of the Building), then Landlord or Prime Landlord may, at their option but without any obligation to do so, enter the Demised Premises and make such repairs or replacements, and Tenant shall repay to Landlord or Prime Landlord the reasonable cost thereof on demand. Landlord or Prime Landlord shall further have the right (but without any obligation to do so) to enter the Demised Premises at all reasonable hours for the purpose of inspecting the same, provided that such inspection does not unreasonably interfere with the operation of Tenant's business.

     Section 9.03 Damage Provisions. Notwithstanding the foregoing provisions hereof, however, this Article IX shall not apply in the case of damage or destruction by an Insurable Risk under insurance to be maintained by Prime Landlord on the Building as set out in Section 11.03 of the Prime Lease (as to which Article X hereof shall apply).

                                    ARTICLE X

                            (Fire or Other Casualty)

     Section 10.01 Casualty Damage. If at any time or times during the term of this Lease, the Building, the Garage or the Demised Premises should be destroyed or damaged by any cause, then in such event (i) if the Prime Lease is terminated pursuant to the provisions thereof as a result of such damage or destruction, this Lease shall be terminated in all respects effective as of the date of such termination of the Prime Lease, and any unused prepaid rent shall be refunded to Tenant; or (ii) if the Prime Lease is not terminated pursuant to the provisions of the Prime Lease as a result of such damage or destruction, then this Lease shall continue in full force and effect, provided, however, that during the period of repair and reconstruction of the Demised Premises by Prime Landlord under the terms of the Prime Lease all rental sums shall abate in the same proportion that rent for the Demised Premises abates under the terms of the Prime Lease. If the Prime Lease is not terminated as set forth above, in the event the Demised Premises are substantially destroyed so that Tenant cannot continue to use the Demised Premises to operate its business, Landlord shall have ninety (90) days (or, with respect to the portion of the Demised Premises being 5,610 square feet of Net Rentable Area located on Floor 39 of the Building and used for broadcasting purposes (the "Broadcasting Premises"), forty-five
(45) days) after Landlord is notified of such destruction to notify Tenant of the time table for reconstruction of the Demised Premises. If Landlord does not agree to repair, or is not able to repair, (i) the Demised Premises within 180 days from the date Landlord is notified of such destruction or (ii) the Broadcasting Premises within ninety (90) days from the date Landlord is notified of such destruction, in the event of the occurrence of the event described in (i), Tenant shall have the option to terminate this Lease as to all of the Demised Premises, or in the event of the occurrence of the event described in (ii), Tenant shall have the option to terminate this Lease as to the Broadcasting Premises only.

     In connection with the foregoing, the Prime Lease provides that, in certain instances, Prime Landlord may provide, during the period of repair and reconstruction of the Demised Premises by Prime Landlord, "reasonably adequate and suitable substitute space in Houston, Texas" as determined in accordance with the terms of the Prime Lease. If such reasonably adequate and suitable substitute space is provided by Prime Landlord, Landlord shall provide to Tenant during the period of repair and reconstruction of the Demised Premises by Landlord, a portion of such reasonably adequate and suitable substitute space comparable to the Demised Premises. In such event, all rental sums payable hereunder by Tenant during the period while such substitute space is provided by Landlord shall be abated or suspended only in the same proportion that rental sums for the Demised Premises are abated or suspended in accordance with the terms of the Prime Lease, but in any event Tenant shall not be required to pay rent for such substitute space in excess of the rent which it would have paid for the Demised Premises while occupying such substitute space had such damage or destruction not occurred and any additional rent for or cost of supplying such substitute space and preparing the same for occupancy by Tenant shall be borne by Prime Landlord in accordance with the terms of the Prime Lease.

     Section 10.02 Waiver of Subrogation. In the event either Landlord or Tenant sustains a loss by reason of (i) an Insurable Risk, or (ii) other risk which is covered by insurance maintained by the party suffering such loss, and such fire or other casualty is caused, in whole or in part, by acts or omissions of the other party or his or its agents, employees or representatives, then the party incurring such loss agrees to look solely to the fire and extended coverage insurance proceeds (if any), and such party shall have no right of action against the other party to this Lease or the agents, employees or representatives of such other party, and no third party (including any insurance carrier) shall have any such right by way of assignment, subrogation or otherwise. If the inclusion in this Lease of this Section 10.02 results in an increase in the insurance premium of either party or Prime Landlord, then the other party, within ten (10) days after written request, will either pay the amount of such increase or be deemed to have waived the benefits of this Section insofar only as to the insurance carrier on such particular insurance policy.

     Section 10.03 Tenant Insurance. Tenant covenants and agrees to maintain in full force and effect insurance against Insurable Risks in amounts equal to not less than eighty percent (80%) of the insurable value of the insurable portions of its Special Leasehold Improvements. Additionally, Tenant shall pay (to the extent only Prime Landlord or Landlord can reasonably demonstrate the same) all increase in premiums in insurance carried by Prime Landlord or Landlord payable on account of Special Leasehold Improvements.

                                   ARTICLE XI

                           (Alterations and Fixtures)

     Section 11.01 Alterations by Tenant. Except as specifically provided herein, Tenant shall not make any alterations in or additions to the Building, without the prior written consent of Prime Landlord and Landlord in each instance. Landlord shall not unreasonably withhold its consent; however, Landlord shall not be obligated to grant its consent unless and until Prime Landlord's consent is obtained and any withholding of Landlord's consent resulting from the inability or failure to obtain Prime Landlord's consent shall be deemed to be reasonable. The following provisions shall apply with respect to all alterations or additions made by Tenant in the Demised Premises:

          (a) Such alterations shall be constructed and completed in a good and workmanlike manner at Tenant's sole cost and expense and at Tenant's risk, and shall be made in such manner as not to unreasonably interfere with the use and enjoyment of other space in the Building by other tenants and occupants, and so as not to unreasonably interfere with any work then being done by Prime Landlord or Landlord in or on the Building. Tenant shall be solely responsible for constructing and installing any such alterations or additions in compliance with all building codes, ordinances and regulations and for obtaining all permits, authorizations, consents and approvals required by applicable governmental authorities.

          (b) Such work shall not structurally damage the Building; will be performed in strict accordance with the plans and specifications theretofore submitted to Prime Landlord and Landlord by Tenant and approved by Prime Landlord and Landlord (Landlord agreeing not unreasonably to withhold such approval); will be in general conformity and harmony with the architecture of the Building and will not decrease the value of the Building, and will not alter the exterior appearance of the Building.

          (c) Tenant shall pay all bills for labor and materials which might be the foundation for assertion of any claim or any mechanic's or materialman's lien or other encumbrance upon any interest of the Prime Landlord or Landlord in the Demised Premises. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Demised premises are hereby charged with notice that they must look solely to Tenant for payment for same.

          (d) Tenant will carry and maintain, or cause to be carried and maintained by its contractors appropriate (as determined by Prime Landlord) workmen's compensation and public liability and property damage insurance policies covering all such alterations and additions and certified copies of all such policies or certificates thereof shall be delivered to Prime Landlord and Landlord prior to commencement of such work and provide that each such policy shall not be canceled, except upon ten days' prior written notice to Prime Landlord and Landlord.

          (e) Tenant will provide accurate as-built drawings of the Demised Premises as altered pursuant to this Section 11.01, within sixty (60) days following completion of the alterations.

     Section 11.02 Trade Fixtures. Tenant may remove its trade fixtures, equipment, furniture and furnishings, including also its signs purchased and installed at its own cost and expense, at any time or times, provided:

          (a) Such removal must be made at or prior to the termination of this Lease and must be performed in such manner as to minimize to the extent reasonably possible any interference with or disturbance of other tenants or occupants of the Building or any work then being performed by Prime Landlord or Landlord in or on the Building;

          (b) Tenant is not in default in performance or observance of any obligation or covenant of this Lease at the time of such removal; and

          (c) Such removal may be and is effected without substantial damage to the Demised Premises or the Building, and Tenant promptly repairs all damage caused by such removal and pays all cost of clearing and removal of debris caused by or resulting from such removal and/or repair work. Landlord and Tenant hereby agree that the fixtures, equipment and property listed on Exhibit D entitled "Tenant's Removable Fixtures", which is attached hereto and incorporated by reference herein, shall be deemed to be removable trade fixtures which Tenant shall have a right to remove upon compliance with the provisions of paragraphs (a), (b) and (c) of this
     Section 11.02; of the enumeration of certain fixtures, equipment and property on said Exhibit D shall not be deemed to exclude other fixtures, equipment and property from constituting removable trade fixtures if same would be otherwise so considered under the applicable provisions of this Lease.

     Section 11.03. Fixtures. All fixtures and equipment of every description which are not removable and removed by Tenant in accordance with Section 11.02, and any alteration or additions to the Demised Premises, including those made with the written consent of Landlord and Prime Landlord in accordance with
Section 11.01 of this Article, and any other article incorporated in or permanently affixed to the floor, wall or ceiling (or above said ceiling, below said floor or behind said wall) of the Demised Premises, shall become the property of Prime Landlord and shall be and remain upon and be surrendered with the Demised Premises as a part thereof at the termination of this Lease, Tenant hereby waiving all rights to any payment or compensation therefor. In the event Landlord requests that Tenant remove any of Tenant's removable fixtures, equipment or property (as defined in Section 11.02) located in or about the Demised Premises or the Building at the termination of this Lease, Tenant shall remove same at its sole risk, cost and expense, and upon Tenant's failure to remove same, Landlord or Prime Landlord may remove same at Tenant's expense.

                                   ARTICLE XII

                            (Indemnity and Liability)

     Section 12.01 Indemnity; Tenant Insurance. Tenant agrees to indemnify and save Landlord harmless from all claims of any nature whatsoever which may be asserted against Landlord (including costs and expenses of investigating and defending against such claims) arising (or alleged to arise) from any act or omission of Tenant or of Tenant's agents, employees, representatives or invitees which causes any injury (fatal or non-fatal) or damage to any person or the property of any person occurring during the term (or any extension) of this Lease in or about the Demised Premises or in or about the Building or Garage. At all times while Tenant is using or occupying any part of the Demised Premises under this Lease or any extension hereof, Tenant will carry and maintain public liability and property damage insurance with limits of not less than $500,000.00 for injury (fatal or non-fatal) to or death of any one person, $5,000,000.00 for injury to or death of more than one person in any one occurrence, and $1,000,000.00 for damage to or destruction of property for any one occurrence. Tenant shall not be responsible or liable to Landlord for any loss or damage to the extent occasioned or caused by the acts or omissions of Landlord or its agents, employees or representatives.

     Section 12.02 Landlord Indemnity. Landlord agrees to indemnify and save Tenant harmless from all claims of any nature whatsoever which may be asserted against Tenant (including costs and expenses of investigating and defending against such claims) arising from any act or omission of Landlord or Landlord's agents, employees or representatives, which causes any injury (fatal or non-fatal) or damage to any person or the property of any person occurring during the term (or any extension) of this Lease in or about the Demised Premises or in or about the Building or Garage. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned or caused by the acts or omissions of persons other than Landlord or its agents, employees or representatives.

                                  ARTICLE XIII

                                (Eminent Domain)

     Section 13.01 Taking. If there shall be taken during the term of this Lease by eminent domain or condemnation proceedings or for public or quasi-public use any portion of the Demised Premises, then this Lease shall terminate as to the portion of the Demised Premises so taken; and, subject to the provisions set out hereinafter, this Lease shall continue, unabated in full force and effect as to those portions of the Demised Premises not so taken, but Basic Rent, as same may have been adjusted, attributable to such portion of the Demised Premises shall abate and shall no longer be payable or accrue as to the portion of the Demised Premises so taken, from and after the date of taking possession thereof by the condemning authority or condemnor. If only a part of the Demised Premises should be so taken, then (i) if the Prime Lease is terminated pursuant to the provisions thereof as a result of such taking, this Lease shall be terminated in its entirety (and no rent will thereafter accrue or be payable by Tenant hereunder) as of the date of such taking of possession by said condemning authority or condemnor; or (ii) if the Prime Lease is not terminated pursuant to the provisions of the Prime Lease as a result of such taking, then this Lease shall continue in full force and effect subject to the following provisions hereof regarding abatement of rent. If a portion only of the Demised Premises shall be so taken or condemned and this Lease is not terminated as to the remainder of the Demised Premises, the Basic Rent accruing hereunder with respect to the remainder of the Demised Premises not taken by said condemnor shall be abated or reduced partially in the same proportion that rent for the Demised Premises abates under the terms of the Prime Lease, pending completion by Prime Landlord of the work of restoring such remainder of the Demised Premises to an architectural unit as provided in the Prime Lease. If all the Demised Premises should be taken by eminent domain or condemnation proceedings or for public or quasi-public use, then this Lease shall terminate in its entirety. In each event in which this Lease is terminated, in part or in its entirety, under this
Section 13.01, all unused prepaid rent (or the appropriate portion thereof in the case of partial termination) theretofore paid by Tenant to Landlord shall promptly be refunded to Tenant.

     Section 13.02 Award. All sums awarded or agreed upon between Prime Landlord and the condemning authority for the taking of all or any portion of the Demised Premises or of all or any portion of the Building or Garage or any part of the Project Site, whether as damages or as compensation, will be the property of Prime Landlord. Tenant shall have the right, however, to appear and file its claim for damages in such proceedings, to participate in any and all hearings, trials and appeals thereon, and to receive the share of any condemnation award adjudged to be owing to

Tenant for the taking of Tenant's trade fixtures or equipment or for Tenant's loss of business or for the value of the leasehold estate under this Lease, to the extent such sums shall not operate as a credit against or to reduce the sums to be the property of Prime Landlord under the terms of the Prime Lease.

     Section 13.03 Voluntary Dedication. For the purposes of this Article, a transfer of property for public use, made in lieu of an order or judgment of condemnation, following the commencement of an action or proceeding for taking of property under a power of eminent domain or negotiations therefor, shall be deemed to be an eminent domain or condemnation proceeding taking.

                                   ARTICLE XIV

                             (Remedies and Defaults)

     Section 14.01 Tenant Default; Landlord Remedies. If (a) Tenant should fail to pay any rent or other charges payable hereunder and such failure to pay should continue and remain unremedied for a period of ten (10) days after notice thereof given by Landlord to Tenant, or (b) except as provided in subparagraph
(c) below, Tenant should fail to perform or observe any other covenant, term, provision or condition of this Lease and such failure to perform should continue and remain unremedied for a period of twenty (20) days (or such additional reasonable time as may be required for failure to perform which, by their nature, cannot be cured in twenty (20) days) after written notice thereof given by Landlord to Tenant or (c) any event occurs as a result of any act or omission of Tenant or its agents, employees or contractors which with the passage of time or giving of notice or both would constitute a default under the Prime Lease and Tenant fails to cure such event within five (5) days prior to the expiration of the time period provided in the Prime Lease for the cure thereof, provided that Landlord shall have given to Tenant a copy of the notice of default (if any) received by Landlord from Prime Landlord under the terms of the Prime Lease, then on expiration of the applicable aforementioned period in which to cure any such failure to pay or perform, Tenant shall be deemed to be in default hereunder and Landlord lawfully may, immediately or at any time thereafter, and without further demand or notice, enter into or upon the Demised Premises or any part thereof and repossess same and remove all persons and property therefrom, using such force as may be necessary (Tenant hereby waiving any claim by reason of such re-entry, repossession or removal or by issuance of any distress warrant or writ of sequestration) and without prejudice to any remedies which Landlord may have for arrears of rent or breach of covenant, and upon such re-entry, Tenant's right to possession of the Demised Premises and leasehold estate and options hereunder shall immediately cease and terminate. Notwithstanding such re-entry and termination of Tenant's rights of possession, Tenant agrees that Tenant shall remain liable for the rent due and to become due hereunder, and the same shall be paid by Tenant to Landlord on the regular days stipulated herein for payment of rent; however, if the Demised Premises be relet in whole or in part, Tenant shall be entitled to a credit in the net amount of the rent received by the Landlord as a result of such reletting (after deducting all reasonable costs incurred by Landlord in finding a new tenant and paying any brokerage fees or agent's commissions in connection therewith, in remodeling costs, attorney's fees and other costs and expenses incident to the aforesaid repossession of the Demised Premises and reletting of same); Tenant will remain obligated to pay the amount of any deficiency of the rent obtained on such reletting below the rent reserved, but if the rent obtained on such reletting is greater than the rent herein reserved, Tenant shall not be entitled to any portion of such excess. Landlord shall have the right to collect from Tenant amounts equal to said deficiencies and damages provided for above by suits or proceedings brought from time to time on one or more occasions without Landlord being obligated to wait until the expiration of the term of this Lease. Tenant shall not be deemed in default under this Lease, and an event of default shall not be deemed to have occurred, until the expiration of the period described above during which Tenant shall have the opportunity to cure any failure to pay or perform hereunder.

     In the alternative, in the event of default by Tenant, Landlord may elect to accelerate all rent due hereunder and to treat the default of Tenant as an entire breach of this Lease, whereupon Tenant will immediately become liable, as damages for such entire breach, for an amount equal to the excess, if any, of
(1) the total rent for the balance of the term then remaining, over (2) the fair market rental value of the Demised Premises for the balance of the term as of the time of default, such excess amount to be discounted at the rate of eight percent (8%) per annum to the then present value thereof, and such discounted amount shall thereupon bear interest at the lesser of the maximum lawful rate or a varying annual rate equal to the Prime Rate plus five percent (5%).

     In addition to the foregoing, Landlord will also have all other remedies provided by law or in equity for default by Tenant. In addition, Landlord shall have the right to take such action as Landlord deems appropriate to prevent a default from occurring under the terms of the Prime Lease as a result of any act or omission of Tenant or its agents, employees or contractors if Tenant fails to cure the same within the time period provided above. Tenant will pay on demand therefor Landlord's reasonable costs and expenses incurred in taking any action pursuant to the foregoing sentence and/or enforcing any of the remedies for default by Tenant, including reasonable attorney's fees, if this Lease is placed in the hands of attorneys for enforcement after actual default by Tenant, or after wrongful or erroneous assertion by Tenant that Landlord is in default hereunder. Interest shall accrue on such amounts in accordance with the terms of
Section 5.05 hereof.

                                   ARTICLE XV

                                  (Bankruptcy)

     Section 15.01 Bankruptcy of Tenant. Any adjudication by a federal court of competent jurisdiction that the Tenant is a bankrupt automatically shall terminate this Lease and all rights of the Tenant under this Lease, except as otherwise expressly limited by applicable law. If this Lease is terminated because of Tenant's bankruptcy, the Landlord shall have the right, in addition to all other remedies to which it may be entitled by law for default, to hold the Tenant liable for rental as such rental accrues, or, alternatively, for damages for the entire breach of the Lease, and interest and attorneys' fees as aforesaid.

     If (i) a receiver or similar functionary is appointed to take possession of all or substantially all of the assets of the Tenant, or (ii) the Tenant makes a general assignment for the benefit of creditors, or (iii) the leasehold estate under this Lease or any portion thereof shall be taken by execution or other process, or (iv) Tenant should become insolvent, or (v) a petition for reorganization or rearrangement or other relief is filed by or against the Tenant under the bankruptcy laws or any similar law, and if in these circumstances such appointment, assignment, reorganization or rearrangement or other proceeding continues for a period of thirty (30) days without being dismissed or stayed, then the Landlord shall have the right, at its election, to terminate this Lease either immediately or within a period of thirty (30) days after Landlord first becomes so entitled to terminate this Lease, and Landlord shall have the right, in addition to all other remedies to which it may be entitled by law for default to hold Tenant liable for rental deficiencies and damages as same accrue or for the entire breach of this Lease and interest and attorneys fees as specified in Section 14.01 above.

                                   ARTICLE XVI

               (Compliance with Laws; Compliance with Prime Lease)

     Section 16.01 Compliance with Laws. Tenant will at its own cost and expense comply with (to the same extent that Landlord is obligated to comply with under the terms of the Prime Lease) all laws, ordinances, orders, rules and regulations (State, Federal, municipal or promulgated by other agencies or bodies having jurisdiction thereof) relating to the use, condition or occupancy of the Demised Premises; will install, remove or alter such of Tenant's fixtures, equipment and facilities in the Demised Premises as may be necessary so to comply; will not engage in any activity which would cause Prime Landlord's or Landlord's fire and extended coverage insurance to be canceled or the rate therefor to be increased over the rate which would have been charged had such activity not been engaged in by Tenant (or in such event, at Tenant's option, Tenant will pay the amount of any such increase).

     Section 16.02 Compliance with Prime Lease. With the exception of the obligation to pay Basic Rent pursuant to Section 6.01 of the Prime Lease and additional rent pursuant to Section 6.04 of the Prime Lease, Tenant hereby covenants and agrees to comply with and perform all obligations of the Landlord (as tenant) under the Prime Lease insofar as they apply to the Demised Premises, as fully and to the same extent as if Tenant were the tenant therein. Tenant shall neither do nor permit anything to be done which would cause a default in the Prime Lease, and Tenant shall indemnify and hold Landlord harmless from and against all claims of any kind whatsoever by reason of any act or omission of Tenant, its agents, employees or contractors, which causes a default to occur under the terms of the Prime Lease.

     Tenant agrees that whenever the consent of Prime Landlord is required under the terms of the Prime Lease with respect to any action, Tenant shall obtain the consent of Landlord and of Prime Landlord prior to taking such action. Tenant agrees to promptly deliver to Landlord copies of any and all notices or other correspondence received by Tenant from Prime Landlord that might affect Landlord in any manner and further agrees to deliver the same in the manner most appropriate to insure that Landlord will be able to respond to any of such notices or other correspondence from Prime Landlord within any time period set forth in the Prime Lease.

                                  ARTICLE XVII

                           (Assignment and Subletting)

     Section 17.01 Assignment and Subletting. Notwithstanding anything to the contrary elsewhere contained in this Lease, Tenant shall not sublet the Demised Premises or any part thereof, nor assign, encumber or otherwise dispose of this Lease or any interest herein, nor grant concessions or licenses for the occupancy of the Demised Premises, or any part thereof, without Landlord's prior written consent in each of the foregoing cases and in every instance thereof, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have the right to assign or sublet this Lease to an Affiliate of Tenant or a purchaser of substantially all of the assets of Tenant without Landlord's consent, provided, however, the consent of the Prime Landlord shall still be required if required pursuant to the Prime Lease. Landlord agrees not to unreasonably withhold its consent to any requested sublease or assignment by Tenant and shall use reasonable efforts to obtain the consent of the Prime Landlord. In the event Prime Landlord refuses consent (if such consent is required), Tenant shall not sublet or assign this Lease. Any attempt to sublease the Demised Premises or assign, encumber or otherwise dispose of this Lease in violation of the foregoing shall be void. Consent by Landlord to a particular assignment, sublease or other transaction shall not (i) release or relieve Tenant of any liability hereunder or (ii) be deemed a consent to any other sublease, assignment or other transaction. As used herein, the term Affiliate shall mean any entity owned and controlled by Tenant or any entity that owns and controls Tenant.

                                  ARTICLE XVIII

                              (Landlord's Access)

     Section 18.01 Landlord Access. Landlord, Prime Landlord and their respective agents shall have the right to enter upon the Demised Premises (save and except the President's office and the equipment storage room except in the event of an emergency if required to make repairs or if required under the Prime Lease) at all reasonable hours and in a reasonable manner (and in emergencies at all times) (a) to examine the Demised Premises, (b) to show the Demised Premises to prospective purchasers, mortgagees or insurers, (c) to enter the Demised Premises for the purpose of making repairs, improvements, additions or alterations to the Demised Premises or the Building, to the extent required or authorized under the provisions of this Lease or the Prime Lease. Such entry shall not be used for any unlawful purpose. Prime Landlord and Landlord shall have the right to retain keys (and any other devices necessary to gain entrance to all portions of the Demised Premises) to all doors of the Demised Premises.

                                   ARTICLE XIX

                               (Quiet Enjoyment)

     Section 19.01 Landlord Covenant of Quiet Enjoyment. Landlord covenants and agrees, provided Tenant pays all rent and performs the terms and conditions of this Lease, to take all necessary steps to secure to Tenant and to maintain for the benefit of Tenant the quiet and peaceful possession of the Demised Premises and the Garage Parking Spaces leased by Tenant in the TGPL Parking Area pursuant to Section 7.01, for the respective terms hereof, without hindrance by Landlord or any other person lawfully claiming by, through or under Landlord.

                                   ARTICLE XX

                                  (Non-Waiver)

     Section 20.01 No Waiver. Neither payment of rent by Tenant, nor acceptance of rent by Landlord, nor failure by either party to complain of any action, non-action or default of the other party shall constitute a waiver of any aggrieved party's rights hereunder. Waiver by either party of any right for any default of the other party shall not constitute a waiver of any right for either a subsequent default of the same obligation or for any other default.

                                   ARTICLE XXI

                                 (Holding Over)

     Section 21.01 Hold Over by Tenant. If Tenant should remain in possession of the Demised Premises (or any portion thereof) after the termination or expiration of the term of this Lease without the execution of a new lease, provided the Prime Lease is then in effect, then Tenant shall be deemed to be occupying such Demised Premises as a tenant from month to month, subject to all the covenants and obligation of this Lease and at a monthly rental rate equal to one hundred twenty-five percent (125%) of the Basic Rent and all other charges due from Tenant to Landlord hereunder which would have been applicable had the term of this Lease continued through the period of such holding over with respect to all of the space then being occupied by Tenant for the first 30 days of such hold-over period and one hundred fifty percent (150%) of said amounts as to space being occupied by Tenant thereafter. Tenant shall indemnify and hold Landlord harmless from any and all losses, liabilities, damages and attorney's fees which may be incurred or sustained by Landlord under the terms of the Prime Lease as a result of Tenant remaining in possession of the Demised Premises (or any portion thereof) after the expiration or termination of this Lease.

                                  ARTICLE XXII

                                    (Notices)

     Section 22.01 Notices; Addresses. Any notice or other communications to Landlord or Tenant required or permitted to be given under this Lease shall be effectively given only if in writing and sent by United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed as follows:

          If to Landlord:

               Transcontinental Gas Pipe Line Company
               Attn: Vice President - Finance
               2800 Post Oak Boulevard, Suite 2100
               Houston, Texas 77056
          or if to Tenant:

               Prior to Commencement Date:

               Metro Traffic Control, Inc.
               Attn: Chief Financial Officer
               2700 Post Oak Blvd., Suite 1400
               Houston, Texas 77056

               After the Commencement Date:

               Metro Traffic Control, Inc.
               Attn: Chief Financial Officer
               2800 Post Oak Blvd., Suite 4000
               Houston, Texas 77056

Either party shall have the right to change the address to which notices shall thereafter be sent by giving notice to the other party as aforesaid, but only one address shall be in effect at any given time for each of Landlord and Tenant hereunder.

                                  ARTICLE XXIII

                              (Partial Invalidity)

     Section 23.01 Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall have been invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

                                  ARTICLE XXIV

                              (Landlord Transfers)

     Section 24.01 Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, Tenant specifically agrees that the exclusive remedies of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be limited to proceeding against the interest of Landlord under this Lease and the Prime Lease. Should Landlord fail to pay any sum required to be paid by Landlord hereunder, or fail to perform any obligation required to be performed by Landlord hereunder, any proceedings brought by Tenant against Landlord shall be limited to proceeding against Landlord's fights and interests under this Lease and the Prime Lease and no attachment, execution, or other writ or process shall be sought, issued, or levied upon any assets, properties, or funds of Landlord, or any partner of Landlord, its successors or assigns, other than against Landlord's interest under this Lease and the Prime Lease. Without limiting the generality of the foregoing, no deficiency or other monetary judgment shall ever be sought or obtained by Tenant against Landlord.

     Section 24.02 Agreements Binding during Ownership. The term "Landlord" as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the interest of the tenant under the Prime Lease and in the event of any assignment by Landlord of its interest in the Prime Lease, the Landlord herein named (and in case of any subsequent assignment, the then transferor) shall from and after the effective date thereof be automatically freed and relieved from and after the date of such assignment of all liability and obligation as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed;

provided that any funds in the hands of such Landlord or the then transferor at the time of such transfer in which the Tenant has an interest shall be turned over to the transferee and any amount then due and payable to Tenant by Landlord or the then transferor under any provision of this Lease, shall be paid to the Tenant; and provided further that upon any such transfer, the transferee shall assume, subject to the limitations of this Section and Section 24.01, all of the terms, covenants and conditions in this Lease contained to be performed on the part of the Landlord, it being intended that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject to aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect to their respective successive period of ownership. In the event of any assignment or other transfer by Landlord pursuant to the provisions of this Article, Landlord shall be relieved of all liabilities or obligations under this Lease except as otherwise provided in this Section 24.02.

                                   ARTICLE XXV

                                  (Arbitration)

     Section 25.01 Arbitration. Except for any dispute regarding the determination of Market Rate (which shall be resolved in accordance with the applicable provisions of Section 3.05), either Landlord or Tenant may require that any dispute hereunder be submitted to arbitration as herein provided. In each case specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Article
XXV. The party desiring such arbitration shall give written notice to the effect to the other party, specifying in said notice the name and address of the person designated to act as arbitrator on its behalf. Within fifteen (15) days after the service of such notice, the other party shall give written notice to the first party specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator, as aforesaid, within or by the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where two arbitrators are appointed hereunder and the parties are unable to agree upon such third appointment. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within thirty (30) days after the second arbitrator is appointed, the said two arbitrators shall not agree upon the question in dispute, they shall themselves appoint a third arbitrator who shall be a competent and impartial person; and in the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both may request such appointment by the Presiding United States District Judge for the Southern District of Texas, Houston Division acting in his individual, non-judicial capacity to the extent he is willing to act in such capacity, or if he refuses to act in such capacity, then in his official judicial capacity. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of such arbitrator so failing, refusing or unable to act. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. The decision in which any two arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by such party, or in whose stead, as above provided, such arbitrator was appointed, and the fees and expenses of the third arbitrator, if any, shall be borne equally by both parties.

                                  ARTICLE XXVI

                                 (Miscellaneous)

     Section 26.01 Estoppel Certificates. Assuming such facts are true, upon the request of any Mortgagee of Prime Landlord, Tenant will sign an instrument acknowledging that this Lease is in full force and effect; that rent has not been prepaid and certifying to such other true information regarding this Lease as such Mortgagee may reasonably request.

     Section 26.02 Microwave Receivers. Subject to the prior written consent of prime Landlord, Tenant, at Tenant's expense, shall have the right to remove one
(1) of Landlord's microwave dishes located on the south side of Floor 65 and replace it with a new microwave dish and Tenant shall pay to Landlord the amount that Landlord is obligated to pay Prime Landlord pursuant to Section 20.04(b) of the Prime Lease for the microwave dish to be maintained by Tenant. Such rental shall be payable at the same time and subject to the same provisions as set forth in the case of other rentals hereunder (but without adjustments).

     Section 26.03 Miscellaneous. The Section headings or titles appearing in this Lease are inserted and included solely for convenience and shall never be considered or given any effect in construing this agreement.

     All personal pronouns used in this agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

     The covenants and agreements herein contained shall inure to and be binding upon Landlord, its or their heirs, devisee, legal representatives, successors and assigns, and Tenant, its successors and assigns (but reference to Tenant's assigns is not intended to imply or grant any right on the part of Tenant to assign this Lease except as granted in Article XVII hereof) and any party succeeding to or acquiring any part of or interest in the interest of any party "Landlord" hereunder shall automatically take such interest subject to and be and become liable for all liability and indebtedness to Tenant of such party "Landlord" which has accrued or arisen under or as provided for in this Lease prior to such acquisition or succession, subject, of course, to any valid defenses or offsets which would have been available to such party "Landlord" and subject, also, to the other provisions of this Lease.

     This Lease contains the entire agreement of the parties hereto with respect to the subleasing of the Demised Premises and the rights of Tenant under this Lease, and this Lease supersedes all prior negotiations between Landlord and Tenant relating to the subject matter of this Lease.

     This Lease is hereby executed and delivered effective as of the date and year first above written.

                                        METRO TRAFFIC CONTROL, INC.
                                        a Maryland corporation


                                        By:       /s/Curtis M. Coleman
                                            --------------------------
                                        Name:     Curtis M. Coleman
                                        Title:    Chief Financial Officer

                                                                 "Tenant"


                                        TRANSCONTINENTAL GAS PIPE LINE
                                        CORPORATION, a Delaware corporation


                                        By:       /s/Cuba Wallingston, Jr.
                                             -----------------------------
                                        Name:     Cuba Wallingston, Jr.
                                        Title:    Senior Vice President and
                                                  General Manager

                                                                 "Landlord"

                  [Floor Plan Drawing of the Demised Premises]





                                   Exhibit A
                                    Floor 40

                  [Floor Plan Drawing of the Demised Premises]





                                   Exhibit A
                                    Floor 39

            [Floor Plan Drawing of Johnson & Higgins Expansion Space]





                                   Exhibit B

                                    Exhibit C

                              Transco Tower Garage
                            Reserved Parking Spaces
                          Tower Entrance Garage Level






                [Location of Reserved/Assigned Parking Spaces]

                                     [Logo}

                                 METRO NETWORKS


                          [Tenant's Removable Fixtures]